Exhibit 10.80

Translated from Japanese

Application Form for (Change to) Loan on Bills

[Notice of Applicable Interest Rate Period]

Application date:      COPY
Seal omitted if identical to the register seal for loan.

To:   Sumitomo Mitsui Banking Corporation

Address:  11F Nishi-Shinjuku Showa Bldg., 13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Name:       Global Hotline, Inc., President & CEO, Hideki Anan

Having confirmed the following conditions, I do hereby submit a request to Sumitomo Mitsui Banking Corporation for (change to) loan on bills as outlined below. If you consent, please deposit the applicable amount to my (the applicant’s) account. If this request is a request for change and has been rejected as a result of your judgment, I will not object.

If the market rate is to be applied for basic interest rate, I notify the applicable interest rate period here.

Amount	155,560,000 yen
Use	Operating funds
Desired date of deposit	June 30, 2009	Final due date	September 30, 2009

Payment details	Payment cycle	Payment date	Number of payments	Payment amount for each time
	months	of each m.	Time(s)	Yen
Yen
Yen
Yen
Last Due				155,560,000 yen
Interest payment	Advance payment every EOM after the loan date and the next interest payment due July 31, 2009
Payment method	Automatic transfer	Others ( )
Designated account	Branch name	Account type	Account No.	Account nominee
	Nakano Branch	Deposit account		Global Hotline, Inc.
Bank holidays	If one of the payment dates above falls on a bank holiday, the payment shall be made on the following business day.

Basic interest rate	Short-term prime rate	Applicable interest rate	4.25% APR

		Spread	%
	Applicable interest rate term	In the event of change to the applicable interest rate for a divided period of the borrowing term:
	Starts: Ends:	1. Rates automatically adjusted on the ____ every ____ month 2. The change notified each time with Notice of Applicable Interest Rate Period.

*Please enter the other payment than automatic transfer in the column that says “Others ( )”.	(To be continued to the back side)

-------------------------------------------For Bank Use---------------------------------------------------------

Branch No.	Branch Name	Process for final date	Decision (Approval/Disapproval) Date ( )			Verification	Verification	Person in Charge	Transaction Copy check	Loan Seal check	Account Seal check
0223	Nakano		Manager	Section Ch//.Credit Gr. Lr.	Person in charge
Loan Acct. No.	Activity No.	☐ Transfer					Person in charge
2000350	0000379	ID check

June 16, 2009, 13:06   To: Global Hotline, Inc.    Application form for (Change to) Loan on Bills (2-1) [Stores for 10 yrs. 8026 17.4]

Revenue stamp (Format 1-3)

Loan Rate Change Agreement

June 30, 2009

Sumitomo Mitsui Banking Corporation	Debtor:	Global Hotline, Inc.,

CEO & President Hideki Anan <Seal>

11F Nishi-Shinjuku Showa Bldg.,

13-12, Nishi-Shinjuku 1-chome, Shinjuku, Tokyo

Joint guarantor:	Hideki Anan <Seal>

403 The Palms Yoyogi 3-chome

13-10, Yoyogi 3-chome, Shibuya-ku, Tokyo

The debtor (hereinafter A), concerning the borrowing from Sumitomo Banking Corporation (hereinafter B) below, irrespective of the prior agreement, shall consent that the basic interest and loan rates be determined as below and that they be changed, and concurrently comply with each of the following clauses. However, except for the clauses that shall be changed pursuant to the current change agreement, the previous contents of agreement shall be applied. The joint guarantor shall agree to each of the clauses of the current change agreement and continue to jointly guarantee B the liability with A.

1.	(The first date to apply the loan rate pursuant to the current change agreement)

[1] The loan rate after the change shall be applied the date below (hereinafter the Application Date) and thereafter. Furthermore, concerning overdraft, the rate shall be applied on the Application Date and thereafter, and concerning special overdraft (including special over-debt, special overdraft on current account, and specific overdraft), the new rates shall be started to be applied on the first dates of the new rate application terms on or after the Application Date.

[2] If B changes the basic interest rate by the Application Date in the previous section after the contract date of the current agreement, “the loan rate after the change” below shall be applied by increasing or decreasing the same percent as the changed percent in the basic interest rate.

2.	(Change to the loan rate on or after the Application Date)

[1] After the Application Date, if B changes the basic interest rate, the loan rate shall be increased or decreased by the same percent as the changed percent in the basic interest rate.

[2] Change to the loan rate shall be made every time the basic interest rate is changed, and the loan rate after the change shall be applied on the following day of the first interest payment date that arrives after the day on which the changed basic interest rate is applied for the first time. However, if there is a separate stipulation previously agreed concerning the application date of the changed loan rate, the previous agreement shall survive.

[3] If the repayment method is straight-line installment, concerning the repayment of the principal and interest after changing the loan rate, irrespective of stipulation of the original agreement, the new repayment amount calculated based on the changed loan rate and residual tenure and others, shall be paid.

[4] In case of changing the loan rate and/or the repayment amount in accordance with the three sections above, B shall notify A of the changed loan rate and/or the new repayment amount in writing and omit executing an additional or change contract for the change.

[5] In case the basic interest rate should be abolished, a new loan rate shall be determined through conferences between A and B.

3.	(Notice)

Of A’s loans from B below concerning a loan on deeds and overdraft (bank line), every time a loan rate is changed pursuant to the Article 1 Section 2 and/or Article 2 of the current change agreement, B shall notify A of the repayment amount of the principal and interest in writing.

4.	(Retroactive application, settlement account)

If B, at its convenience, has changed the loan rate based on the current change agreement, and/or even if it has changed the loan rate as the basic interest rate has been changed on or after the Application Date, it shall claim the interest by the loan rate before the change at the point of time, and after a certain period has passed as it designates calculate the new interest by the changed loan rate, and concerning the difference in the interest amount pertaining to the change to the loan rate, it can reimburse A in the case of decreased loan rate or claim A for an additional amount in the case of increased loan rate.

Furthermore, in either case, the difference shall be deposited or withdrawn from the settlement account by the name of A that was initially determined upon loaning.

(To be continued to the back side)

------------------------------------------------------------------------------- Bank use -------------------------------------------------------------------

		Middle/Back				Front
Branch No.	Branch Name	Verification	Person in charge	Debtor seal check	Guarantor seal check	Confirm. of purpose of loan	Copy for guarantor	Confirm. of surety will

Admin. No.	Loan account No.					Crossed if corporation

Admin. Branch Name

To: Global Hotline, Inc.

2009/6/16/12:59

1	Current Loan rate	3.975%	New Rate	4.250% (Basic interest rate + 2.775%)	Basic Interest Rate	Bank use
					(1.) B’s short-term prime rate 2. Long-term loan rate linked to B’s short-term prime rate 3.	(Activity No.) 00091320
			Starting on:	July 1, 2009
	Loan Details		Category	Contract date/Loan date/Due	Amount (or Activity No.)	(Others)
			1. Loan on bill 2. Loan on deeds 3. Overdraft 4. Special overdraft 5. Overdraft(bank line) 6. ( )	(Contract date or Loan date) June 19, 2007	(Current balance or current limit) \63,348,000 (Put \ before figure)
				(Due on) September 30, 2009	(Activity No. for Loan on bill or Special overdraft)
2	Current Loan rate	%	New Rate	% (Basic interest rate + %)	Basic Interest Rate	Bank use
					1. B’s short-term prime rate 2. Long-term loan rate linked to B’s short-term prime rate 3.	(Activity No.)
Starting on:
	Loan Details		Category	Contract date/Loan date/Due	Amount (or Activity No.)	(Others)
			1. Loan on bill 2. Loan on deeds 3. Overdraft 4. Special overdraft 5. Overdraft(bank line) 6. ( )	(Contract date or Loan date)	(Current balance or current limit) \__________ (Put \ before figure)
				(Due on)	(Activity No. for Loan on bill or Special overdraft)
3	Current Loan rate	%	New Rate	% (Basic interest rate + %)	Basic Interest Rate	Bank use
					1. B’s short-term prime rate 2. Long-term loan rate linked to B’s short-term prime rate 3.	(Activity No.)
Starting date:
	Loan Details		Category	Contract date/Loan date/Due	Amount (or Activity No.)	(Others)
			1. Loan on bill 2. Loan on deeds 3. Overdraft 4. Special overdraft 5. Overdraft(bank line) 6. ( )	(Contract date or Loan date)	(Current balance or current limit) \___________ (Put \ before figure)
				(Due on)	(Activity No. for Loan on bill or Special overdraft)
4	Current Loan rate	%	New Rate	% (Basic interest rate + %)	Basic Interest Rate	Bank use
					1. B’s short-term prime rate 2. Long-term loan rate linked to B’s short-term prime rate 3.	(Activity No.)
Starting on:
	Loan Details		Category	Contract date/Loan date/Due	Amount (or Activity No.)	(Others)
			1. Loan on bill 2. Loan on deeds 3. Overdraft 4. Special overdraft 5. Overdraft(bank line) 6. ( )	(Contract date or Loan date)	(Current balance or current limit) \___________ (Put \ before figure)
				(Due on)	(Activity No. for Loan on bill or Special overdraft)

Note 1: For “Starting date” please put the first date of the period of time during which the new rate is applied for the first time for interest calculation.

Note 2: For “Category” please circle the one that applies.

Note 3: In the case of Overdraft, Special overdraft, or Overdraft (Bank Line) please put the original contract date in the column of “Contract Date” and put the current limit amount in the column of “Current Balance”/

Note 4: In the case of Loan on bill, please cross out the “Current Balance” column and also put the activity No. shown on the already delivered interest calculation document.

Note 5: If there are more than one Special Overdrafts, please fill in the columns for each case in addition to items mentioned in Note 3. Please cross out the “Current Balance” column and also put the activity No. shown on the already delivered interest calculation document.

The End of Document